FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, Chief Financial Officer & C.O.O. Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 6202 www.northeastbank.com
Northeast Bancorp Reports Second Quarter Results, Declares Dividend

Lewiston, ME (January 27, 2012) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank, today reported net income of $418 thousand, or $0.09 per diluted common share, for the quarter ended December 31, 2011. For the six months ended December 31, 2011, the Company earned net income of $947 thousand, or $0.21 per diluted common share.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on February 24, 2012 to shareholders of record as of February 10, 2012.

Results for the six months ended December 31, 2011 include net income from discontinued operations of $1.1 million, which included the gain earned on the sale of the Company’s insurance agency business. As announced in the first quarter of fiscal year 2012, the assets of Northeast’s insurance agency division were acquired by local agencies in two separate transactions. The sale yielded a pre-tax gain of $1.5 million and served to increase the Company’s tangible capital. At December 31, 2011, the Company’s tangible book value per share was $16.15, compared to $13.58 at June 30, 2011.

“We continue to make progress in positioning Northeast for growth and success,” said Richard Wayne, President and Chief Executive Officer of Northeast. “We made significant investments in 2011 in our new loan purchasing business, and in our online affinity deposit program, ableBanking, which we expect to launch this quarter.  We are particularly encouraged by the progress of our Loan Acquisition and Servicing Group, which primarily purchases performing commercial real estate loans, on a nationwide basis, at a discount from their outstanding principal balances, producing yields higher than those normally achievable on the Company’s originated loans.  During the six month period ending December 31, 2011, we purchased loans totaling $51.7 million. The purchased loan portfolio produced a yield of 15.8%, including accelerated interest income associated with unscheduled loan payoffs during the six months ended December 31, 2011.  There were no purchased loans delinquent at quarter-end.”

Quarterly results included the following items of significance:

1.
An improved net interest margin (“NIM”), which increased to 3.53%, compared to 3.09% in the first quarter of fiscal year 2012. Improvement in the NIM is principally the result of growth in the Company’s purchased loan portfolio, which increased to $51.5 million at December 31, 2011 from $637 thousand at June 30, 2011.  The yield on the purchased loan portfolio was 16.1% and 15.8% for the three and six months ended December 31, 2011, respectively, compared to a yield of 5.9% and 6.1% for the three and six month periods, respectively, on the Company’s originated loan portfolio. The following summarizes interest income and related yields recognized on the Company’s purchased loan and originated loan portfolios for the three and six months ended December 31, 2011.

	Three Months Ended December 31, 2011			Six Months Ended December 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Daily	Income/	Yield/	Daily	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)

Loans - originated	$309,171	$4,620	5.93%	$309,948	$9,557	6.12%
Loans - purchased	31,001	1,254	16.05%	18,262	1,454	15.79%
Total	$340,172	$5,874	6.85%	$328,210	$11,011	6.66%

The yield on purchased loans was increased by unscheduled loans payoffs during the period, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the components of the yield on purchased loans during the three and six months ended December 31, 2011. “Accelerated accretion” represents the amount of a loan’s discount recognized resulting from an unscheduled payoff or principal payment.

	Three Months Ended December 31, 2011			Six Months Ended December 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Daily	Income/	Yield/	Daily	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Regularly scheduled
interest and accretion	$31,001	$772	9.88%	$18,262	$972	10.56%
Accelerated accretion	31,001	482	6.17%	18,262	482	5.24%
Total	31,001	$1,254	16.05%	18,262	$1,454	15.79%

2.	The sale of a commercial real estate loan for a gain of $203 thousand. The loan had been reported as nonperforming in previous quarters.

3.	A net gain on sale of available-for-sale investment securities of $433 thousand.

4.	Increased noninterest expenses, principally resulting from increased marketing expenses and up-front staffing and infrastructure costs for the Company’s new loan purchasing and deposit initiatives.

Total assets declined by $1.8 million or 0.3% to $594.6 million at December 31, 2011, compared to total assets of $596.4 million at June 30, 2011. The principal components of the change in the balance sheet during the six months ended December 31, 2011 were as follows:

1.
A $35.1 million, or 15.0%, decrease in cash and investments, principally as a result of growth in loans during the period. Cash and securities, net of holdings pledged as collateral for borrowed funds, represent 21.0% of total assets at quarter-end, a level of balance sheet liquidity that is intended in part for future purchases of commercial loans.

2.
Loan growth of $37.1 million or 12.0%, principally due to growth of $50.8 million in loans purchased by the Company’s Loan Acquisition and Servicing Group, offset in part by amortization and payoffs from the originated loan portfolio of $13.7 million;

3.	A $4.2 million, or 3.0%, reduction in borrowed funds, resulting primarily from the $2.1 million repayment of insurance agency debt in connection with the insurance transaction;

4.	An $8.1 million, or 6.2%, decrease in intangible assets, resulting primarily from the insurance agency transaction.

Non-performing assets were essentially unchanged at $7.7 million or 1.3% of total assets at December 31, 2011, compared to $7.9 million or 1.3% of total assets at June 30, 2011.

At December 31, 2011, the Company’s tier 1 leverage ratio was 11.9%, an increase from 10.3% at June 30, 2011 and the total risk-based capital ratio was 19.3%, an increase from 19.0% at June 30, 2011.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full service bank headquartered in Lewiston, Maine. Northeast Bank derives its income from a combination of traditional banking services as well as from its Loan Acquisition and Servicing Group, which purchases performing commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, launching in 2012 will offer savings products to consumers online, through affinity partnerships with non-profit organizations. Northeast Bank operates ten bank branches, three investment centers and four loan production offices that serve seven counties in Maine and two in New Hampshire. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

On December 29, 2010, FHB Formation LLC (“FHB”) merged with and into Northeast, with Northeast as the surviving company. The Company applied the acquisition method of accounting, as described in Accounting Standards Codification 805, Business Combinations, to this transaction, which represents an acquisition by FHB of Northeast, with Northeast as the surviving company. As a result, the Company’s financial statements from the periods prior to the transaction date are not directly comparable to the financial statements for periods subsequent to the transaction date. To make this distinction, the Company has labeled balances and results of operations prior to the transaction date as “Predecessor Company” and balances and results of operations for periods subsequent to the transaction date as “Successor Company.” The lack of comparability arises from the assets and liabilities having new accounting bases as a result of recording them at their fair values as of the transaction date rather than at historical cost basis. To denote this lack of comparability, the Company has placed a heavy black line between the Successor Company and Predecessor Company columns in its consolidated financial statements and, where applicable, in this discussion.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures. Northeast's management believes that the supplemental non-GAAP information, which consists of tangible book value, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
_________________________________________________________________________________________________________________________________________________________

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and we do not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 202 Rte. 1, Suite 206, Falmouth, ME 04105.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands, except per share data)

	December 31, 2011	June 30, 2011
Assets
Cash and due from banks	$3,005	$3,227
Short-term investments	55,358	80,704
Total cash and cash equivalents	58,363	83,931

Available-for-sale securities, at fair value	139,480	148,962
Loans held-for-sale	8,189	5,176

Loans
Residential real estate	98,129	95,417
Commercial real estate	162,999	117,761
Construction	1,280	2,015
Commercial business	19,210	22,225
Consumer	65,441	72,495
Total loans	347,059	309,913
Less: Allowance for loan losses	737	437
Loans, net	346,322	309,476

Premises and equipment, net	9,262	8,271
Acquired assets, net	837	690
Accrued interest receivable	1,761	1,244
Federal Home Loan Bank stock, at cost	4,889	4,889
Federal Reserve Bank stock, at cost	871	871
Intangible assets, net	5,012	13,133
Bank owned life insurance	14,047	13,794
Other assets	5,522	5,956
Total assets	$594,555	$596,393

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand	$43,682	$48,215
Savings and interest checking	87,356	89,804
Money market	43,353	48,695
Brokered time deposits	4,905	4,924
Certificates of deposit	221,728	209,480
Total deposits	401,024	401,118

Federal Home Loan Bank advances	43,684	43,922
Structured repurchase agreements	67,089	68,008
Short-term borrowings	1,744	2,515
Junior subordinated debentures issued to affiliated trusts	8,029	7,957
Capital lease obligation	1,994	2,075
Other borrowings	0	2,229
Other liabilities	5,091	3,615
Total liabilities	528,655	531,439

Commitments and contingencies

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; 4,227 shares issued and outstanding at December 31, 2011 and June 30, 2011; liquidation preference of $1,000 per share	4	4
Voting common stock, $1.00 par value, 13,500,000 shares authorized; 3,312,173 issued and outstanding at December 31, 2011 and June 30, 2011, respectively	3,312	3,312
Non-voting common stock, $1.00 par value, 1,500,000 shares authorized 195,351 issued and outstanding at December 31, 2011 and June 30, 2011, respectively	195	195
Warrants to purchase common stock	406	406
Additional paid-in capital	49,982	49,700
Unearned restricted stock	(145)	(163)
Retained earnings	11,846	11,726
Accumulated other comprehensive income (loss)	300	(226)
Total stockholders' equity	65,900	64,954
Total liabilities and stockholders' equity	$594,555	$596,393

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)
	Successor Company (1)			Predecessor Company (2)
	Three Months Ended	Six Months Ended	Three Days Ended	89 Days Ended	181 Days Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 28, 2010	December 28, 2010
Interest and dividend income:
Interest on loans	$5,874	$11,011	$196	$5,468	$11,210
Interest and dividends on available-for-sale securities	541	1,180	45	1,439	3,111
Dividends on regulatory stock	21	33	0	9	18
Other interest and dividend income	36	83	1	28	39
Total interest and dividend income	6,472	12,307	242	6,944	14,378

Interest expense:
Deposits	836	1,673	42	1,273	2,796
Federal Home Loan Bank advances	258	516	15	451	918
Structured repurchase agreements	249	497	23	685	1,392
Short-term borrowings	3	8	6	205	376
Junior subordinated debentures issued to affiliated trusts	185	368	6	167	340
Obligation under capital lease agreements	25	51	1	27	55
Total interest expense	1,556	3,113	93	2,808	5,877

Net interest and dividend income before provision for loan losses	4,916	9,194	149	4,136	8,501

Provision for loan losses	134	534	0	453	912
Net interest and dividend income after provision for loan losses	4,782	8,660	149	3,683	7,589

Noninterest income:
Fees for other services to customers	370	710	14	331	698
Net securities gains	433	380	0	5	17
Gain on sales of residential loans	770	1,426	49	919	1,867
Gain on sale of commercial loan	203	203	0	0	0
Investment commissions	704	1,391	25	625	1,174
Bank owned life insurance income	126	253	4	123	250
Bargain purchase gain	0	0	14,921	0	0
Other income	86	107	7	153	225
Total noninterest income	2,692	4,470	15,020	2,156	4,231

Noninterest expense:
Salaries and employee benefits	3,729	7,446	139	2,493	4,949
Occupancy and equipment expense	916	1,765	23	674	1,352
Professional fees	277	692	10	239	509
Data processing fees	289	563	8	273	521
Marketing expense	254	345	4	123	230
FDIC insurance premiums	122	239	5	170	346
Intangible asset amortization	337	673	0	0	0
Merger expense	0	0	3,050	23	94
Other	953	1,807	103	751	1,454
Total noninterest expense	6,877	13,530	3,342	4,746	9,455

Income (loss) from continuing operations before income tax expense (benefit)	597	(400)	11,827	1,093	2,365
Income tax expense (benefit)	179	(224)	(14)	310	698

Net income (loss) from continuing operations	$418	$(176)	$11,841	$783	$1,667

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except per share data)
(Continued)
	Successor Company (1)			Predecessor Company (2)
	Three Months Ended	Six Months Ended	Three Days Ended	89 Days Ended	181 Days Ended
	December 31, 2011	December 31, 2011	December 31, 2010	December 28, 2010	December 28, 2010

Discontinued operations:
Income (loss) from discontinued operations	$0	$186	$(10)	$(23)	$94
Gain on sale of discontinued operations	0	1,529	0	105	105
Income tax expense (benefit)	0	592	(4)	29	70
Net income (loss) from discontinued operations	0	1,123	(6)	53	129

Net income	$418	$947	$11,835	$836	$1,796

Net income available to common stockholders	$320	$751	$11,833	$777	$1,677

Weighted-average shares outstanding:
Basic	3,494,498	3,494,498	3,492,498	2,331,332	2,330,197
Diluted	3,511,994	3,494,498	3,588,756	2,358,647	2,354,385

Earnings per common share:
Basic:
Income (loss) from continuing operations	$0.09	$(0.11)	$3.38	$0.31	$0.66
Income from discontinued operations	0.00	0.32	0.00	0.02	0.06
Net income	$0.09	$0.21	$3.38	$0.33	$0.72

Diluted:
Income (loss) from continuing operations	$0.09	$(0.11)	$3.29	$0.31	$0.65
Income from discontinued operations	0.00	0.32	0.00	0.02	0.06
Net income	$0.09	$0.21	$3.29	$0.33	$0.71

(1)	“Successor Company” means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.

(2)	“Predecessor Company” means Northeast Bancorp and its subsidiary before the closing of the merger with FHB Formation LLC on December 29, 2010.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Successor Company (1)
	Three Months Ended December 31, 2011			Six Months Ended December 31, 2011
	Average	Interest	Average	Average	Interest	Average
	Daily	Income/	Yield/	Daily	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$139,051	$541	1.54%	$143,372	$1,180	1.63%
Loans (2) (3)	340,172	5,874	6.85%	328,210	11,011	6.66%
Regulatory stock	5,761	21	1.45%	5,761	33	1.14%
Short-term investments (4)	67,455	36	0.21%	72,903	83	0.23%
Total interest-earning assets	552,439	6,472	4.65%	550,246	12,307	4.44%

Non-interest earning assets:
Cash & due from banks	2,981			2,950
Bank premises and equipment, net	8,924			8,598
Other assets	28,941			29,963
Allowance for loan losses	(743)			(596)
Total non-interest earning assets	40,103			40,915
Total assets	$592,542			$591,161

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW	$54,806	$54	0.39%	$55,494	$123	0.44%
Money market	44,247	42	0.38%	45,114	92	0.40%
Savings	32,360	18	0.22%	32,899	44	0.27%
Time	220,670	722	1.30%	218,133	1,414	1.29%
Total interest-bearing deposits	352,083	836	0.94%	351,640	1,673	0.94%
Short-term borrowings (5)	631	3	1.89%	886	8	1.79%
Borrowed funds	113,100	532	1.87%	113,423	1,064	1.86%
Junior subordinated debentures	8,009	185	9.16%	7,990	368	9.14%
Total interest-bearing liabilities	473,823	1,556	1.30%	473,939	3,113	1.30%

Interest-bearing liabilities of discontinued operations (6)	0			570

Non-interest bearing liabilities:
Demand deposits and escrow accounts	47,290			46,524
Other liabilities	5,723			4,498
Total liabilities	526,836			525,531

Stockholders' equity	65,706			65,630
Total liabilities and stockholders' equity	$592,542			$591,161

Net interest income		$4,916			$9,194

Interest rate spread			3.35%			3.14%
Net interest margin (7)			3.53%			3.31%

(1)	"Successor Company" means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	Non-accruing loans are included in the computation of average balances, but unpaid interest on nonperforming loans has not been included for purposes of determining interest income.
(3)	Includes Loans held for sale
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Short-term borrowings include securities sold under repurchase agreements and sweep accounts.
(6)	The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(7)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Predecessor Company (1)
	89 days ended December 28, 2010			181 days ended December 28, 2010
	Average	Interest	Average	Average	Interest	Average
	Daily	Income/	Yield/	Daily	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate

Assets:
Interest-earning assets:
Investment securities	$160,332	$1,439	3.68%	$161,894	$3,111	3.88%
Loans (2)(3)	381,076	5,468	5.88%	385,286	11,210	5.87%
Regulatory stock	5,486	9	0.67%	5,486	18	0.66%
Short-term investments (4)	49,403	28	0.23%	39,212	39	0.20%
Total interest-earning assets	596,297	6,944	4.78%	591,878	14,378	4.90%

Non-interest earning assets:
Cash & due from banks
Bank premises and equipment, net	3,347			3,340
Other assets	7,983			8,006
Allowance for loan losses	32,377			32,620
Total non-interest earning assets	(5,915)			(5,902)
Total assets	37,792			38,064
	$634,089			$629,942

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW	$55,147	$85	0.63%	$53,780	$183	0.69%
Money market	55,645	88	0.65%	55,955	212	0.76%
Savings	38,234	42	0.45%	38,303	99	0.52%
Time	190,650	1,058	2.28%	196,318	2,302	2.36%
Total interest-bearing deposits	339,676	1,273	1.54%	344,356	2,796	1.64%
Short-term borrowings (5)	61,364	205	1.37%	53,873	376	1.41%
Borrowed funds	117,668	1,163	4.05%	117,688	2,365	4.05%
Junior subordinated debentures	16,496	167	4.15%	16,496	340	4.16%
Total interest-bearing liabilities	535,204	2,808	2.15%	532,413	5,877	2.23%

Interest-bearing liabilities of discontinued operations (6)	2,351			2,462

Non-interest bearing liabilities:
Demand deposits and escrow accounts	39,252			37,941
Other liabilities	5,711			5,576
Total liabilities	582,518			578,392

Stockholders' equity	51,571			51,550
Total liabilities and stockholders' equity	$634,089			$629,942

Net interest income		$4,136			$8,501

Interest rate spread			2.63%			2.67%
Net interest margin (7)			2.84%			2.90%

(1)	"Predecessor Company" means Northeast Bancorp and its subsidiary prior to the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	Non-accruing loans are included in the computation of average balances, but unpaid interest on nonperforming loans has not been included for purposes of determining interest income.
(3)	Includes Loans Held-for-Sale
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	Short-term borrowings include securities sold under repurchase agreements and sweep accounts.
(6)	The average balance of borrowings associated with discontinued operations has been excluded from interest expense, interest rate spread, and net interest margin.
(7)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
	Successor Company (1)
	Three Months	Six Months
	Ended	Ended
	December 31, 2011	December 31, 2011
Net interest income	$ 4,916	$ 9,194
Net income	$ 418	$ 947

Weighted average shares outstanding:
Basic	3,494,498	3,494,498
Diluted	3,511,994	3,494,498
Earnings per share:
Basic	$ 0.09	$ 0.21
Diluted	$ 0.09	$ 0.21

Return on average assets	0.28%	0.32%
Return on average equity	2.52%	2.86%
Net interest rate spread (4)	3.35%	3.14%
Net interest margin (5)	3.53%	3.31%
Efficiency ratio (6)	90.39%	99.02%
Non-interest expense to average total assets	4.60%	4.54%
Average interest-earning assets to average interest-bearing liabilities	116.59%	116.10%

	Successor Company (1)
Non-performing loans:	December 31, 2011	September 30, 2011	June 30, 2011
Originated portfolio:
Residential	$ 3,264	$ 2,733	$ 2,195
Commercial	1,998	2,797	3,601
Construction	0	121	121
Home equity	182	205	205
Commercial business	1,119	1,224	559
Consumer	329	356	527
	6,892	7,436	7,208
Purchased portfolio:
Residential	0	0	0
Commercial	0	0	0
Commercial business	0	0	0
	0	0	0

Total non-performing loans	6,892	7,436	7,208

Repossessed collateral	837	463	690
Total non-performing assets	$ 7,729	$ 7,899	$ 7,898

Ratio of nonperforming loans to total loans	1.99%	2.35%	2.33%
Ratio of nonperforming assets to total assets	1.30%	1.35%	1.32%
Allowance for loan losses to total loans	0.21%	0.22%	0.14%
Allowance for loan losses to nonperforming loans	10.69%	9.55%	6.06%

Commercial real estate loans to risk-based capital	236.88%	194.08%	200.53%
Net loans to core deposits (2)	91.34%	84.75%	84.46%
Purchased loans to total loans	14.83%	3.90%	0.21%
Equity to total assets	11.08%	11.27%	10.89%
Tier 1 leverage capital ratio	11.86%	11.85%	10.35%
Total risk-based capital ratio	19.28%	20.93%	18.99%

Number of full service branches	10	10	10
Number of investment and mortgage loan origination offices	7	7	7
Stockholders' equity	$ 65,900	$ 66,188	$ 64,954
Book value per share	$ 17.58	$ 17.66	$ 17.33
Tangible book value per share (3)	$ 16.15	$ 16.14	$ 13.58

(1)	"Successor Company" means Northeast Bancorp and its subsidiary after the closing of the merger with FHB Formation LLC on December 29, 2010.
(2)	Core deposits includes all non-maturity deposits and maturity deposits less than $250 thousand. Net loans includes loans held-for-sale.
(3)	Reconciliation of Non-GAAP Ratio:
		Per Common
	Equity	Share
Total Stockholders' Equity	$ 65,900
Less Preferred Stock	4,227
Total Common Equity	$ 61,673	$ 17.58

Less Core Deposit Intangible	5,012	1.43
Tangible Common Equity	$ 56,661	$ 16.15

Outstanding Common Shares	3,507,524

(4)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(5)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(6)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.